Exhibit 23.3

CONSENT OF

 INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 19, 2012 relating to the financial statements, which appears in Éclat Pharmaceutical's Consolidated Financial Statements for the year ended December 31, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

St Louis, Missouri, September 17, 2012

/s/ Swink, Fiehler & Company P.C.
Swink, Fiehler & Company P.C.